EXHIBIT 10.2
AMENDMENT NO. 1 TO REVOLVING NOTE
     This Amendment No. 1 to Revolving Note (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “First Amendment”), dated August 21, 2009, is from Professional Veterinary Products, Ltd., a Nebraska corporation (“PVPL”), ProConn, LLC, a Nebraska limited liability company (“ProConn”), and Exact Logistics, LLC, a Nebraska limited liability company (“Exact”, together with PVPL and ProConn, collectively and individually herein referred to as “Borrower”), to and in favor of First National Bank of Omaha, a national banking association (“Bank”).
RECITALS
     I. Borrower executed and delivered to Bank a Revolving Note dated November 14, 2006 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Original Revolving Note”).
     II. The Original Revolving Note was given in connection with, and governed by, the Loan Agreement dated November 14, 2006 by and among Borrower and Bank, as amended on September 17, 2007 and November 19, 2008 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Loan Agreement”).
     III. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
     IV. Borrower has requested that certain terms and conditions of the Loan Agreement be amended to decrease the principal amount of the revolving credit facility provided by the Loan Agreement from $40,000,000 to $37,480,000 and desires to amend certain terms and conditions of the Original Revolving Note in connection therewith.
     Accordingly, in consideration of the Recitals and the terms and conditions herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Bank agree as follows:
AGREEMENT
     1. Each reference in the Original Revolving Note to “FORTY MILLION AND NO/100 DOLLARS” and “$40,000,000” is hereby amended to state “THIRTY SEVEN MILLION FOUR HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS” and “$37,480,000.”
     2. References throughout the Loan Agreement, Notes and Collateral Agreements to the Loan Agreement, Notes and Collateral Agreements are hereby amended to include any amendments, restatements, modifications or supplements thereto.
     3. Except as specifically amended herein, the Original Revolving Note shall remain in full force and effect as originally executed.
     4. This First Amendment shall be binding on the successors and assigns of the parties hereto.
     5. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Executed as of the 21 day of August, 2009.

Professional Veterinary Products, Ltd., a Nebraska corporation
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

ProConn, LLC, By: Professional Veterinary Products, Ltd., a Nebraska corporation, its Manager and sole Member
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

Exact Logistics, LLC, a Nebraska limited liability company By: Professional Veterinary Products, Ltd., a Nebraska corporation, its Manager and sole Member
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

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